EXHIBIT 99.2

Transcript of AutoWeb, Inc.’s Conference Call

Operator

Good morning and thank you for participating in today’s conference call to discuss AutoWeb’s Financial Results for the Second Quarter Ended June 30, 2021. Joining us today are AutoWeb’s President and CEO, Jared Rowe; the company’s CFO, Michael Sadowski; and the company’s outside Investor Relations adviser, Cody Cree, with Gateway Investor Relations.

Following their remarks, we will open the call for your questions. And now I would like to turn the call over to Mr. Cree for some introductory comments.

Cody Cree
Gateway Group, Inc.

Thank you, Maria. Before I introduce Jared, I remind you that during today’s call, including the question-and-answer session, statements that are not historical facts, including any projections, statements regarding future events or future financial performance or statements of intent or belief are forward-looking statements and are covered by the safe harbor disclaimers contained in today’s press release and the company’s public filings with the SEC.

Actual outcomes and results may differ materially from what is expressed in or implied by these forward-looking statements. Specifically, please refer to the company’s Form 10-Q for the quarter ended June 30, 2021, which was filed prior to this call as well as other filings made by AutoWeb with the SEC from time to time. These filings identify factors that could cause results to differ materially from those forward-looking statements.

Please also note that during this call, management will be disclosing adjusted EBITDA. This is a non-GAAP financial measure as defined by SEC Regulation G. A reconciliation of this non-GAAP financial measure to the most directly comparable GAAP measure and a statement disclosing the reasons why company management believes that adjusted EBITDA provides useful information to investors regarding the company’s financial condition and results of operations are included in today’s press release that is posted on the company’s website.

And with that, I will now turn the call over to Jared. Jared, the floor is yours.

Jared R. Rowe
CEO, President & Director

Thanks, Cody, and hello, everybody. We continue to execute on our transformation strategy during the second quarter. We generated sustained improvements across some of our key financial metrics. Building off the momentum, we generated during Q1, we delivered sequential and year-over-year growth across revenue and gross profit. And year-over-year improvement in net loss and adjusted EBITDA with Q2 being our fifth sequential quarter of generating positive adjusted EBITDA.

On an operational level, we continue to make improvements. We replatformed 2 of our key sites, and we did complete the acquisition of specified assets of CarZeus subsequent to the quarter. I am proud of the progress that we’ve made through the first half of 2021, made possible by our team’s thorough commitment to efficient execution and product innovation.

Even as consumer demand has recovered from COVID-19 related lows last year, persistent supply challenges have curtailed the automotive industry has returned to growth. The ongoing worldwide semiconductor and microchip shortage has forced many automakers to restrict production levels, causing prices for both new and used vehicles to rise. This industry-wide inventory pressure has begun to weigh on overall car sales volumes, which did contract in May and June as a result of the supply shortages and drove prices up.

Now in the beginning of July, new vehicle inventories reached historic lows and price has reached record highs. Cox Automotive reported that only 1.3 million cars were left unsold nationwide. And they were at an average listing price of just over $41,000. Now this is all as of June 21, 2021. So again, as you can see, we’ve been in an interesting time from a supply and demand perspective in the auto industry, really unprecedented.

As we previewed last quarter, these broader factors have impacted our customer base and hampered some of our Q2 growth prospects, and we expect these headwinds to persist throughout the second half of the year. The industry-related impacts were most directly reflected in our dealer count and in our lead performance. At the end of May, we reported the FordDirect, one of our largest customers, had decided to suspend its vehicle leads marketing program overall and terminate the new vehicle leads portion of its agreement with us with an early termination effective June 30.

As I just mentioned, though, this was something that was a bit of a strategic change for Ford in terms of how they want to manage their marketing spend. We do anticipate transitioning some of FordDirect retail franchise dealers into our retail program as inventory levels recover.

But we do -- and then again, like we said in past periods, we do continue to expect our quarter-to-quarter dealer count to remain choppy for the time being. Now as we discussed during our last call, we’re very focused on the next phase of AutoWeb’s evolution, which is investing in product progression to fuel our growth. To that end, we replatformed 2 additional sites. We formed a strategic relationship with the digital retailing platform CreditIQ and we acquired specified assets of a direct-from-consumer used vehicle acquisition platform, CarZeus, which we are very excited about.

I’d like to emphasize that our overall progress has both advance our growth strategy and enhance the overall stability of our business amid ongoing industry headwind by macroeconomic factors beyond dealers or consumers control, expanding the optionality of our platform and the precision of our matches helps us optimize the factors that are within our control to encourage completed vehicle sales. When dealers have limited inventory on hand, their resources are best served by having more robust leads from the consumers who are actively browsing their available inventory.

Meanwhile, buyers are best served by knowing if and where the vehicles they have in mind are available. We’re improving our offerings to meet these 2 needs more fully, creating a comprehensive platform that encourages completed transactions regardless of what the broader buying environment looks like. I’ll talk more about this after Mike runs through the Q2 financial results.

But as of now, I’m going to turn it over to Mike.

Michael A. Sadowski
Executive VP & CFO

Thank you, Jared, and good afternoon, everyone. Jumping right into our Q2 results. Total revenue in the second quarter were $18.7 million or 5%, up from the $17.9 million last quarter and up 10% from the $17.0 million in the year ago quarter. Due in part to the overall seasonal strength in consumer demand, partially mitigated by lower inventory levels, which drove softer client demand with an additional contribution of a onetime loan payment of $0.5 million connected to the early termination of FordDirect new car lead program with us.

We reflected this payment in Q2 in alignment with U.S. GAAP standards, recording it specifically as a contribution to our leads revenue. For further detail on that revenue stream, our leads product was up 7% to $15.2 million in Q2 compared to both $14.2 million last quarter and $14.3 million in the year ago quarter. While our continued efforts to optimize our traffic acquisition strategies to grow volume and maintain the quality of our leads helped drive this revenue improvement.

We had some sequential softness in our lead traffic, but we’re able to maintain lead volume as we focused on delivering higher intent audiences that produce good quality leads in this inventory constrained environment. We also had a sequential decline in retail lead capacity as a result of the industry-wide supply shortages that Jared mentioned earlier.

So, it tells deeper the retail dealer performance, specifically on dealer count. Our Q2 dealer count came in at 1,665, which is down both sequentially and year-over-year. As a result of those inventory shortages, the other customers have actively been managing their marketing spends and new car lead consumption in some of opted to and their agreements with us. Overall, as we’ve consistently did, we expect recovery in our dealer counts to remain choppy as our industry continues to recover from the pandemic and dealers work to mitigate the supply constraints facing their respective businesses.

Moving on to advertising revenues. In the second quarter, those came in at $3.5 million, which is down from $3.7 million in Q1, but up 27% from $2.8 million in the year ago quarter. Within digital advertising, the clicks product delivered $2.8 million in revenue, down slightly from $2.9 million in Q1, but up 22% from $2.3 million in the year ago quarter. While the year-over-year increases indicate solid recovery from the lows of pandemic in Q2 last year, the sequential decreases reflects the ongoing headwinds related to lower lead traffic on AutoWeb properties.

In terms of metric performance, click traffic was up sequentially and year-over-year, driven primarily by our efforts to increase affiliates, leveraging our click capabilities. The click volume was down relative to both last quarter and the year ago period. Amid this environment, we’ll continue to manage media spend down to ensure we balance gross profit dollar performance and lead quality while staying more closely aligned with the demand trends in the market.

And we’ll maintain this approach as we monitor our macroeconomic and industry changes in the second half of the year.

Now turning to the gross profit line, which we believe is a more appropriate proxy for our top line performance. Our Q2 profit was $6.6 million, up 13% from $5.8 million last quarter and up 9% from $6.0 million in the year ago quarter. Second quarter gross margin came in at 35.0%, which is up from 32.5% last quarter but down from 35.5% in the year-ago quarter. The increase in gross profit sequentially was driven by the traffic acquisition efficiencies and overall market dynamics I mentioned earlier as well as the lump sum payment from FordDirect.

Further, our gross margin remains consistent with the low to mid-30% range that we’ve been managing to for the past several quarters. We continue to manage operating expenses during the quarter, which were down 8% year-over-year to $6.7 million as a result of our disapproach to cost management.

Net loss in the second quarter was a loss of $0.3 million or negative $0.02 per share compared to a net income of $0.3 million or positive $0.02 per share last quarter and a net loss of $1.4 million or negative $0.10 in the year ago quarter.

As a reminder, last quarter benefited from the payment protection program loan forgiveness on the net income line item. Adjusted EBITDA in the second quarter was $1.0 million, a significant improvement compared to both $0.2 million last quarter and the $0.4 million in the year ago quarter. The increase reflects our execution focus on gross profit dollar growth as well as the overall market dynamics, and it includes the one-time lump sum FordDirect payment.

I have to say that this represents our fifth consecutive quarter of generating positive adjusted EBITDA, and we continue to see the consistency of our adjusted EBITDA performance as a positive indicator of our plan and our focused efforts on gross profit. Please note that for Q3, we are remaining cautious in our internal expectations due to the record level of in constraints dealers are facing with the various material shortages that are impacting vehicle supply, which has been previously discussed.

At June 30, 2021, cash, cash equivalents and restricted cash totaled $15.2 million to $15.1 million at December 31, 2020. As we continue in the second half of the year, we’ll remain focused on the levers that enable cash growth. As of June 30, 2021, we had an outstanding balance of $10.2 million on our $20 million revolving credit facility with CIT Northbridge Credit. We completed the second amendment to our loan agreement with CIT Northbridge Credit on July 30, 2021, which enables us to use a portion of the credit facility for the acquisition of vehicle inventory.

We remain comfortable with our balance sheet and overall liquidity as we progress through 2021 with the sustainment to improving our liquidity and prudently managing our costs. To briefly provide some additional transactional details around the acquisition of specified assets of CarZeus. Total consideration was $400,000 in cash. $325,000 in cash has been paid and the remaining $75,000 becomes due after a 6-month hold back period at the end of January ‘22.

AutoWeb acquired selected assets on the CarZeus business, including the brand, CarZeus, while material assets just cash inventory and receivables were not acquired. After completion of the asset acquisition, AutoWeb hired CarZeus founder, Phil Kandera, to be our Vehicle Acquisition, Executive Director. Jared will be providing more strategic insights related to this transaction in just a bit.

Overall, we have continued to make strong progress on our strategy, achieving both sequential and year-over-year revenue growth and adjusted EBITDA expansion. Our acquisition of CarZeus has an added complement to our transformational objectives. Expanding our runway for further top line improvements and monetization opportunities that will be able to improve our gross profit growth.

As we get deeper into the second half of 2021, we’ll look forward to providing additional updates on our integration progress as well as maintaining our focus on supporting our customers through this challenging industry environment. Continuing to optimize on our products and our platform and further positioning our company as a scaled and efficient matchmaker. This concludes prepared remarks.

And I’ll turn the call back over to Jared for additional operational updates and more strategic color on our CarZeus acquisition.

Jared R. Rowe
CEO, President & Director

Jared?

Thanks, Mike. So, speaking first to our site improvements. We replatformed both deals autosite.com and usedcars.com during Q2. If you recall, last quarter, we talked about doing autosite, but usedcars wasn’t the part of the plan. We pulled that up really to support the CarZeus acquisition. So, we actually did more work on the replatforming side this quarter that we anticipated. Now this further reduces our technical debt, it improves our site performance, it contemporizes our user experience and quite frankly, it allows us to innovate more quickly.

So, we’re pretty pleased with the progress we’re making there. We are consistent with performance improvements, we have experienced by replatforming shop.car.com last quarter. The updated usedcar.com site has an improved page load time of over 30%. And I think we all know just how important it is to have a fast and responsive site to maximize consumer engagement.

So, we’re really proud of the work since it really does underscore that we can make key product investments in support of our growth while maintaining our very strict focus on cost efficiency. We’ll continue to replatform our portfolio of sites. However, the work that we’ve already done covers over 60% of our monthly traffic. So just in the last couple of quarters, we’ve accomplished quite a bit.

At the beginning of June, we announced our new strategic relationship with CreditIQ, which is an automotive retailing focused software and service company that enables dealers to provide seamless digital retailing experiences to consumers. This relationship will allow shoppers using our search funnel to calculate car payments on a vehicle of interest, which streamlines the car buying process for both buyers and sellers. Features like these not only enhance our platform’s user experience, but also enable us to create more tailored profiles of the buyers using our sites to understand what kind of shopping experience they’re seeking.

In turn, we’re able to better match them to the sellers that can provide an experience within their preferred parameters. We look forward to further developing our relationship with CreditIQ and leveraging their next-generation digital retail technology as part of our continued platform optimization, we do expect to launch this mid- to late next quarter, shouldn’t slip into Q4, but we’ve got plans to put this out into production. So hopefully, we’ll have something more robust to talk about next quarter when we get together.

So now jumping into CarZeus. This acquisition of specified assets is really a unique way for us to open up new revenue growth potential and continue improving the gross profit dollars that we generate on a per transaction basis. To this end, I’d like to provide an overview of the CarZeus business model, and then we’ll talk about the strategic benefits of the acquisition.

So, first things first. What does CarZeus do? It’s a business that is really focused on buying vehicles directly from consumers who otherwise are not interested in trading their vehicle into a dealer. And then what we do with them is we resell that same vehicle in the wholesale market. Consumers benefit by having an alternative vehicle disposal option. Dealers benefit by being able to purchase these vehicles in the wholesale market, and CarZeus benefits by earning in margin, the difference between the price paid to the consumer and the price received at auction.

This business model has proven to be effective. Historically, generating an average vehicle purchase volume of 60 to 80 vehicles per month. They have an average transaction price ranging from, call it, $15,000 to $20,000, and. The gross margins are really in the -- they’re in the high single digits. Please note that these ranges represent historical outcomes produced by the previous owners and should not be treated as forward-looking in nature. However, we wanted to give you some idea of kind of the sizing of it.

As you all know, vehicle purchases are large, complex, multi-choice transactions. Buying a vehicle requires careful nuance consideration of not only the particular type of vehicle that is best suited to your needs, but also how best to dispose of a consumer’s current vehicle- and ensuring that the relative value of a new vehicle makes sense against the old one. Once more, these decisions are being made within a rapidly evolving automotive market. The pandemic has only accelerated digital retailing trends over the past year, making convenience, efficiency and readily available information, not just luxury, but quite frankly, expectations for consumers’ online shopping experiences.

We are positioning our platform to optimally fulfill these expectations that intend to ultimately exceed them. Adding CarZeus as a key retail-ready component helps us enhance our consumer offerings by expanding our resources for guiding consumers through the full car purchase process. By offering our in-market audience an alternative way to dispose of their current vehicle, we’re materially advancing one of the first steps of their vehicle purchase and establishing AutoWeb more firmly in the used vehicle retail market.

Upon integration, our platform can more fully support vehicle transactions from start to finish, offering expanded resources for buyers and even more tailored leads and ultimately inventory to dealers. CarZeus already differentiates itself from its vehicle acquisition peers through its fast and personalized approach, and we intend to optimize these qualities as we work to scale and streamline the business. Our ability to efficiently leverage our existing audience and highly effective search engine marketing methods to identify consumers who are looking to dispose of their current vehicle.

It really is a key differentiator for us. Our approach offers a unique benefit of blending a third-party audience with first-party monetization. Over time, we plan to optimize our current sites and advertising campaigns to make the CarZeus offering available to an audience that is well beyond San Antonio. So, what will CarZeus’ integration look like over time. As I referenced earlier, we see this as a prime opportunity to better leverage some of our newly enhanced sites, some of which have been, quite frankly, underutilized to date.

For instance, adding the CarZeus offering to usedcars.com and tradeinexpert.com are just, quite frankly, natural upgrades for us and for consumers. Now on a broader operational level, we plan to harden CarZeus internal and go-to-market approaches at its current location in order to continue its growth. As we perfect these new approaches, we then intend to extend this strategy to add additional local, regional and ultimately, national markets to CarZeus’ footprint. This will provide us with the opportunity to participate far more meaningfully in the consumer used vehicle disposal market, which according to industry estimates, has a total estimated value of approximately $230 billion.

So, one of the things that I don’t want to miss in all of this is we do think that we have dramatically improved or increased our total addressable market. As you may have seen with CarMax’s acquisition of Edmunds this year, there’s real value in creating third-party experiences that provide first-party utility for consumers, which is one of the reasons why we’re pretty excited about the addition of CarZeus’ capabilities.

Through our transformation, we intend to elevate AutoWeb beyond being a robust digital marketing platform with solutions geared towards automotive dealers, agencies and OEMs. We are now making very steady progress towards becoming an automotive matchmaking platform, connecting in-market car shoppers to the preferred vehicle transaction. This approach will provide enhanced value to both consumers and dealers alike.

We believe our business is solid and is well equipped for whatever the road ahead may hold. And I really look forward to the opportunities in store for us in the second half of the year.

So, with that, I think we’re done with our prepared remarks. And operator, if you wouldn’t mind, let’s open it up for questions.

Question and Answer

Operator

[Operator Instructions] And your first question will come from the line of Eric Martinuzzi from Lake Street.

Eric Martinuzzi
Lake Street Capital Markets, LLC, Research Division

I have a question regarding kind of a normalized gross profit margin, just for starters. I want to make sure I’m doing the algebra correctly here. So, we got the one-time payment from FordDirect of $0.5 million. Back that off the revenue and back that off the gross profit, and I’m coming up with 33.5%. Is that a correct way to think about a normalized kind of gross margin of the FordDirect payment?

Michael A. Sadowski
Executive VP & CFO

Eric, yes, the $0.5 million of FordDirect will flow right through. So, yes.

Eric Martinuzzi
Lake Street Capital Markets, LLC, Research Division

Yes. Okay. All right. And then my second question has to do with the -- CarZeus acquisition, obviously, this is a pretty big shift here. You guys have historically been kind of new car focused and you’ve been B2B focused, whether that business was an OEM or a dealer. But just curious to know, was this part of a strategy that’s been in place for -- since the beginning of the year and you found the right target? Or is this more of a -- the market given the supply of new cars, we need to embrace a different strategy here?

Jared R. Rowe
CEO, President & Director

Eric, good questions, and we appreciate them. No, this is very much part of our matchmaker strategy. We always knew we were going to need to participate more strongly in the used car side of the business. And quite frankly, in the trade-in side, as we talk about the retail-ready components that consumers expect, finance is a big piece of it, right, understanding the payment side is a big piece of it, and that’s where the CreditIQ integration comes in. As well as understanding how I’m going to dispose of my existing asset, right, the car I own, and that’s where the trade-in side comes in.

So, to your point, we are expanding kind of our monetization base, if you will, in that we’re not going to be strictly B2B. We’re going to have a consumer component to this, and we’re pretty excited about that. But it does fit within the framework of what we’ve been executing against for the better portion of over 3 years now, I guess, almost 4 now, which is to become this matchmaker and provide the kind of utility that a consumer expects, but at the same time, do it in such a way that we can really support retail dealers.

And again, what I would say is we’ve done a great job of increasing the overall quality of our traffic and our leads, and demonstrated that over the past year. And with this new addition, we’re going to add utility to the consumer, help them understand what their payments are going to look like, how to dispose of a vehicle in a way that is most aligned with their expectations. And also, we’re going to be able to then provide this previously unmarketed inventory to dealers, which we think is pretty exciting overall.

Eric Martinuzzi
Lake Street Capital Markets, LLC, Research Division

Okay. Taking it to the next step then, if we are going to be expanding here, is this going to be a situation where we need to invest in CarZeus? We’re in San Antonio now and I don’t know what the revenue contribution or profit contribution is. It sounds de minimis on both sides. But the -- are we looking at, hey, we want to be an X number of major metros by time frame Y and that’s going to cost us OpEx increase of Z million dollars? How are we thinking about rolling out cars? And what does that do to revenue and expense assumptions?

Jared R. Rowe
CEO, President & Director

Yes. Yes, Eric, I’ll start, and then I’ll let Mike finish. We do have internal plans around expansion. Those aren’t things we’re sharing externally right now. But what I’ll tell you, Eric, is that we didn’t buy this capability just to operate in San Antonio. That doesn’t make a lot of sense for us, right?

We buy traffic at a national scale, which means where you get maximum efficiency and effectiveness of blending, the third and first party together is when you have sufficient scale on the other side, to really support it in terms of the CarZeus capability. So, we do have intension to scale this out. We do have intention to adding markets. Again, we’re not just going to focus on how we just grow in San Antonio.

Clearly, we bought this as an extensible capability that we intend to fold into our broader offering overall. Mike, I don’t know if you want to talk a little bit about how to think about the level of investment that these sorts of things are going to require. I will tell you, Eric, we -- again, we thought this through, and we think this is a fairly efficient way for us to generate some growth. But I’ll let Mike take it from here.

Michael A. Sadowski
Executive VP & CFO

Yes. I mean, I’ll comment a little bit on what Jared said and then talk a bit about some of the financial opportunities. When we look at this, we look initially at really integrate and understand the capabilities and bring it into the whole. One of the great advantages we have is we have this existing audience and an opportunity to expose that audience to this disposal market and to this kind of experience.

So, we do look at that as a pretty significant cost lever advantage to enable us to not only deploy where we’re driving positive EBITDA contribution from a single location, but also to scale out efficiently and effectively because we already have a national audience and an ability to bring this opportunity in front of consumers. So, as we think through both the financial implications of that and the future growth implications, is that one really focused in on operational capabilities, get it in, get it operating right.

And then step 2 is scale and optimizing the things we’re good at around audience acquisition and really improving everything that we can on a scalability perspective for incremental locations because we do believe that there is an opportunity for each future location, each future growth opportunity, to generate better returns as you get more scale, right?

The efficiency that you can achieve as you go over larger and larger market segments. So, we do look at this as an opportunity in front of us that we can drive efficiency and utilize the existing audience. We can improve that monetization capability and get those gross profit dollars up vehicle per transaction basis, it’s potentially higher on a vehicle transaction and tail from there.

Eric Martinuzzi
Lake Street Capital Markets, LLC, Research Division

Okay. But it doesn’t sound like specific -- maybe the better way to frame it up would be don’t think about a material revenue or expense contribution in 2021, more like a 2022 time frame?

Michael A. Sadowski
Executive VP & CFO

There will certainly be revenue opportunities here in 2021. So, I do think that -- if you do the math on some of the numbers that Jared put out there, that 60 to 80 units at $15,000 to $20,000 per with a margin dollar contribution in the high single digits. As you roll that out and we think about that opportunity, there is revenue and gross profit dollar potential here in ‘21. And then certainly, there’s opportunity beyond.

Eric Martinuzzi
Lake Street Capital Markets, LLC, Research Division

Okay. Let me shift over just last question, then I’ll turn it over. But the Q3 for AutoWeb has historically been your strongest quarter. We’re operating in different difficult times here. So, I don’t know if we should run with that same assumption. Given what we just saw for Q2 with the $18.2 million, and I’m talking about ex the FordDirect, but should -- does that $18.2 million or even the $6.1 million, again, pro forma for FordDirect on the gross profit. Do those numbers rise sequentially? Or is it -- are you guys assuming a decline sequentially?

Jared R. Rowe
CEO, President & Director

Yes, Eric, let me start with just a macro and then Mike can support me, if he needs to. I mean, essentially, listen, until they solve the inventory issue, we’re going to be stuck with this headwind. Listen, jumping off in July with the number of units that we talked about there, like 1.2 million units. That’s a really, really low number. And so, we’re going to feel that throughout the quarter because as we’ve seen over the past 2 years is, what dealers are doing is they’re harvesting profitability, right? They have more demand than they have supply and they’re taking advantage of it, and they’re being quite frankly, rational capitalist. So, until the inventory shortage does get sorted out, I think it is going to have a bit of a -- it’s going to be a bit of a headwind that’s going to offset some of the seasonality that we would expect to see in Q3.

Operator

And your next question will come from Gary Prestopino from Barrington.

Gary Frank Prestopino
Barrington Research Associates, Inc., Research Division

Several questions here. First of all, Jared, you mentioned that FordDirect ended in June of this year. Or as I recall, when you put out a filing, I thought it was ending in September.

Jared R. Rowe
CEO, President & Director

So that’s a good question, Gary. So initially, the -- they were contractually obligated to continue until September. They wanted early termination. And so, we negotiated an early termination. So, it is done as of June and what that essentially did is it required a payment that you can see flowing through as part of the negotiated settlement.

Gary Frank Prestopino
Barrington Research Associates, Inc., Research Division

And as I recall, that was 7% of your 2020 revenues or 7% of your Q1 revenues.

Jared R. Rowe
CEO, President & Director

Michael...

Michael A. Sadowski
Executive VP & CFO

Yes, FordDirect in total was 7% in Q1. It was slightly higher in 2020. But I do want to point out that it was just a new car component of this agreement that was terminated. The used car volume does continue on. And so there will be continued revenue from FordDirect. It will just be significantly lower.

Gary Frank Prestopino
Barrington Research Associates, Inc., Research Division

All right. But at least as we’re modeling out, we have to take into account that the fact the new car revenue is going away. And it’s going to be a comp through Q2 of ‘22 that will be impacting your income statement. I just want to make sure I’m clear on that.

Michael A. Sadowski
Executive VP & CFO

Yes. That’s right. And as we mentioned in some of the prepared statements, we are going to continue to try to go direct to those Ford dealers and sign them up and replace some of that volume.

Gary Frank Prestopino
Barrington Research Associates, Inc., Research Division

Okay. And that doesn’t impact your retail dealer count, right, because that’s a wholesale agreement, right?

Michael A. Sadowski
Executive VP & CFO

That’s right.

Gary Frank Prestopino
Barrington Research Associates, Inc., Research Division

Okay. And then just some other things here. I kind of tried to scribble this down. You said your click revenue was $2.8 million this quarter versus $2.3 million last year?

Michael A. Sadowski
Executive VP & CFO

That’s right.

Gary Frank Prestopino
Barrington Research Associates, Inc., Research Division

So it looks like your revenue per click was $0.58 versus $0.42. Is that...

Michael A. Sadowski
Executive VP & CFO

$0.59, yes.

Gary Frank Prestopino
Barrington Research Associates, Inc., Research Division

Okay. Then just a couple of questions here on CreditIQ and Zeus. So, with CreditIQ, that’s -- you just have a relationship there with the software provider, does that fit on all of your sites and act like a destin product for an individual? Does it --the individual says, I want a car payment of $250 a month. Does CreditIQ give you the ability to then look at or does it default to various models that, that individual can afford? Or the individual has to do the search first and then use CreditIQ to see what the car payment would be?

Jared R. Rowe
CEO, President & Director

Yes. No, good question, Gary. It’s going to basically give us the capability to do it either way. And what you’re going to see is you’re going to see us implement it both ways, okay? So, as you know, in our search funnel, those tend to be not VIN-specific right? So, it tends to be more about what kind of general car do I want when we connect them with a dealer. Now what this is going to allow us to do is really help to provide generalized pricing around new vehicles in a given market, based on credit worthiness, based on down payment, based on all that stuff, right?

The other way that we’ll implement it is we’ll implement it on our inventory sites. And one of the things you’re going to see is you’re going to see us make usedcar.com a bit more-- we’re going to push it out front, quite frankly, right? We’ve got a couple of good-- we’ve got a great portfolio of sites. We do. But if you think about the 2 kind of foundational sites we’ve got, we’ve got car.com, we’ve got usedcar.com, those are great generic automotive sites.

So, on the usedcar.com, which is where our inventory sits, you’ll see us implement this in a VIN-specific way. So again, both use cases will be implemented, Gary. Again, what’s interesting about CreditIQ is it gives us the capability that we can then apply to the different use cases based on how the consumer is using our tools in their shopping process.

Now when you extend that further and put CarZeus into it, it’s also going to allow us to then put a number on a vehicle as well, so you can really start to dial in a trade in, right? Put a number on trading. So, you can really start to dial in the pricing from a consumer perspective.

Gary Frank Prestopino
Barrington Research Associates, Inc., Research Division

Okay. But it’s just really a service you’re offering. The dealer doesn’t have to subscribe to CreditIQ? This is just something that you’re offering users of your sites in their switch process?

Jared R. Rowe
CEO, President & Director

Correct. Correct. Correct. Some dealers may choose to use CreditIQ. They may to integrate it through their entire retail sales process, but it’s not required for consumers and dealers to still get value out of this integration.

Gary Frank Prestopino
Barrington Research Associates, Inc., Research Division

Okay. So, then a couple of questions on Zeus. Now again, this is something that you’re offering endemic to your various -- to your sites. It’s not something you’re going to have the dealer pay for or subscribe to, correct?

Jared R. Rowe
CEO, President & Director

Correct. And that’s one of the nuances about our approach is there’s a few different folks who do this, right? Some folks view it as a marketing product, right, where they engage the dealers and they sell more of a subscription service that sends these kinds of consumers to dealers for the transaction to be completed. That’s one model that’s out in the market.

You’ve got other models out there where basically you’ve got wholesalers, quite frankly, who buy and sell in the open market. What we are and what we’re doing is a little different in that we’re going to take ownership of the vehicles, right? We’re going to buy them. It’s an omnichannel approach because we’re going to engage them online, and then we’re going to actually physically touch the vehicles in the local market. We do the inspection, everything, and then we sell them on the wholesale side.

So, part of the reason we’re super excited about this is because this capability is going to allow us to participate far more meaningfully in the used car market. As you can imagine, it’s going to -- we’re going to leverage usedcar.com as well as some of our other good quality URLs and portfolio brands. But also, because we are taking ownership of the vehicles and then reselling them, there’s certain treatment associated with that. We’re going to participate as if we are a first party.

So again, what’s really interesting and what I get excited about is when you look at other global marketplaces, 2 sets of marketplaces, there’s this general shift towards third-party efficiency of audience and first-party effectiveness of monetization. That is what we’re blending together here with this new capability that we’ve added.

Gary Frank Prestopino
Barrington Research Associates, Inc., Research Division

Okay. But who’s going to do the inspections on the cars? Are you going to outsource that? Or do you have to build the staff to do that?

Jared R. Rowe
CEO, President & Director

We’ll do it. It’s fairly capital -- it’s not going to be capital intensive. We think there is opportunity for us to consolidate some of the elements in the back office in terms of how you engage with consumers, how you set numbers. What you’re talking about in terms of going market to market, having a physical presence, it’s actually very, very lightweight. And one of the things I’ll just remind everyone on this is the team that is here at AutoWeb has extensive experience in this sort of business from our past lives.

So, the valuation process, creating those sorts of efficiencies and then scaling it geographically, as efficiently as humanly possible, we feel very good about our ability to do that. Like I said, we’re pretty excited about this one.

Gary Frank Prestopino
Barrington Research Associates, Inc., Research Division

Yes. But I mean, I’m just -- I’m trying to understand this because you’re going to buy the car, so you’ve got the risk on that. You’re going to buy at some increment of wholesale value because you’re going to turn around and try and sell it in the wholesale market. And how instantaneous is this transaction going to be? And how does the individual get the car to you? And how does the individual -- how does the car then get to the wholesale market to be sold? Or are you using things like ACV or backlog cars Tradeweb to sell your cars?

Jared R. Rowe
CEO, President & Director

Yes. No. Good question. So, we’ve got a physical location. I’ll give you an example of how we do it today in San Antonio. We’ve got a physical location in San Antonio. It’s appointment based. So we engage consumers online, get through a good portion of the process, right, in terms of setting up the expectation and value of the vehicle and condition of the vehicle, we then get the consumer to bring the vehicle in.

We physically inspect the vehicle, if the vehicle is within the range of acceptability that we believe it is as it’s been described, we simply cut a check for the consumer. We then take that piece of inventory in the local auction and we turn it. And this is a quick turn business, right? This is not us sitting on tons of inventory. And so that is the process.

Now when you think about extending it geographically, right, there are certain elements that can be centralized, and there are certain elements that can’t. Vehicle inspection, it has to be a physical location because it’s a core part of the value proposition that we have for consumers, which is this appointment-based approach where we can make commitments to consumers around bring the vehicle in and will get you out in the amount of time and the vehicle is, which say it is, you’re going to give check today.

Those are the kinds of promises that not everybody in this market makes. And so as we think about this, we think there are multiple levels of efficiency and optimization as we scale the business. So don’t think of this as everything we’ve got in San Antonio. We’re going to pick it up and move it to a new market. We think some of the elements will need to go to the new market, others won’t. And again, I’m going to hammer home what Mike said earlier, one of the biggest issues that a lot of these businesses have who do this sort of thing is their cost of acquisition is not efficient.

By us leveraging our existing audience and leveraging our capabilities, which are some of the best in the industry, we think we can solve that very effectively, which makes this an exciting opportunity.

Gary Frank Prestopino
Barrington Research Associates, Inc., Research Division

And then just the last question. Do you now have to go out and get some kind of a floor plan financing facility to do this?

Michael A. Sadowski
Executive VP & CFO

Yes, I talked about-- we actually did a second amendment with CIT Northbridge Credit to use some of the existing facility that we have and apply that towards buying and selling inventory.

Operator

And your next question will come from Josh Nichols from B. Riley.

Michael Joshua Nichols
 B. Riley Securities, Inc., Research Division

Just -- I think there’s been a lot of questions asked about CarZeus, but just one final one for me just to make sure I got this right. Like is effectively what you’re saying is if you’re buying like 60 to 70 vehicles, right, in the $15,000 to $20,000 a month, this acquisition is going to add like $1.2 million of revenue per month and like, say, like $100,000 of gross profit? And is that how it’s going to flow through on the income statement?

Michael A. Sadowski
Executive VP & CFO

That is how it will flow through. I can’t specify the numbers exactly, but yes, that you would have a revenue line item that is based on a number of units times the sell price. You would, of course, have the cost of that inventory and anything that you did with the inventory as the cost of goods and then your profit margin is with digital you want to buy with enough spread? And turn quickly, as Jared had said, you want to turn that volume and turn that inventory as fast as you can.

Michael Joshua Nichols
 B. Riley Securities, Inc., Research Division

Yes. And then just one follow-up question for me. I’m trying to keep it brief as like, one, like how quick does that turn? If you’re going to buy $1 million plus of inventory a month? And then if you were to look to expand that into like even a regional presence, right? Presumably, that could put some balance sheet constraints on the company.

I know you have some financing, I’m sure in place, but if you could elaborate on that? And then is there a way to improve the gross margin? Because that’s kind of been the company’s focal point, right? Is like focus on like the gross profit dollars, and this is -- well, it has some tangential benefits. It’s definitely a lot lower margin business. I’m curious if there’s some opportunities to improve the margin profile.

Michael A. Sadowski
Executive VP & CFO

Yes. And...

Jared R. Rowe
CEO, President & Director

Go ahead. Go ahead. Please, please take it.

Michael A. Sadowski
Executive VP & CFO

I was going to start on the gross profit. So, this is more about gross profit dollars than it is about margin percent. For each transaction, there are substantially more margin dollars than we would have in a traditional lead or click opportunity. So, we are looking at it from that lens of the dollars available on a per transaction basis.

In terms of churn, a lot of it does depend on that specific inventory, but it could range from days to call it weeks, depending on title and lienholders and everything that goes into the buying and selling of inventory. But the goal is over as fast as you can. Now in terms of driving incremental efficiency and incremental spread, always, you look at that, how we look at it from a marketing lens and say, below that gross profit dollar, we can drive a lot of marketing efficiency and cost of acquisition benefits.

But as we continue to learn with this business and grow this business, we’ll absolutely be looking at how do you put a number on inventory that’s better and better each period as you go and continually refine that approach because the buy side is as important on the sell side when it comes to the buying and selling of inventory in this way.

Jared R. Rowe
CEO, President & Director

And I guess the only thing I would add is that we’ve been talking for a better portion of 3 years about mix, right? Retail versus wholesale mix on the lead side, clicks versus leads mix, right? Because there’s very real margin dollar differential between those things. Think of this as another lever for us to drive mix. We’re going to use the same audience. We’re going to use the same efficiency on a cost of acquisition perspective to drive more gross margin dollars on a per impression basis. So, this is very much a lever. So, to your point, Josh, this is not about gross margin percentage.

This is about gross margin dollars because that is what we’ve been focused on for the better portion of 3 years because at the end of the day, gross margin dollars are what matters because gross margin dollars ultimately drive cash flow. And again, we’re a little old school here. We believe cash is king.

Operator

And your last question will come from Ed Woo from Ascendiant.

Edward Moon Woo
Ascendiant Capital Markets LLC, Research Division

Yes. Congratulations on the acquisition of CarZeus. Should we expect more acquisitions in the future?

Jared R. Rowe
CEO, President & Director

Yes, we’re going to grow both organically and inorganically. And so, we’re going to be pragmatic about this. And so, as we look to add more capabilities, whether it be other retail-ready components or whether it be to really drive our growth of CarZeus and that capability, we’re going to look at both organic and inorganic. Again, what I will tell you, though, is that we’re pretty focused on the efficiency of the transaction. And I think CarZeus is a good example of that is that overall, we think that this is an efficient buy for us to add a capability that’s extensible. So long story, long answer, short question, Ed, yes, is we’re going to look at both organic and inorganic opportunities. And we’ll be pragmatic about which one makes the most sense for us and can deliver value to them, quite frankly, to our shareholders quicker.

Operator

And at this time, this concludes our question-and-answer session. I would now like to turn the call over back to Mr. Rowe for closing remarks.

Jared R. Rowe
CEO, President & Director

Well, I just want to say thank you. Thank you for joining the call. We appreciate it. Thank you for all the support. We do look forward to speaking to everybody at the next earnings call when we report our Q3 results. I also just want to say thank you to the great team at AutoWeb for all of your hard work and welcome to the CarZeus team. We’re excited about what’s ahead for all of us. So, we’ll be talking soon. And again, thank you for your time. Take care.

Operator

And ladies and gentlemen, this concludes today’s conference call. You may now disconnect your lines at this time. Thank you for your participation.